Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FIRST QUARTER 2014 RESULTS

➢	1Q14 Reported EPS (including discontinued operations) of $0.73

➢ Adjusted EPS (non-GAAP, continuing operations) of $0.65

➢	1Q14 Net sales grew approximately 3 percent to $1.55 billion

➢ Net sales up approximately 5 percent on organic basis

➢	Returned $87 million of cash to shareholders in 1Q, including the repurchase of 1.2 million shares for $59 million

➢	Continue to expect 2014 growth in adjusted EPS (non-GAAP, continuing operations) of 8 to 19 percent

GLENDALE, Calif., April 23, 2014 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its first quarter ended March 29, 2014.  All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables.  Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year.

“I’m pleased to report a solid start to 2014, with earnings in line with our expectations,” said Dean Scarborough, Avery Dennison chairman, president and CEO.  “Sales were up nearly 5 percent on an organic basis, driven by strong volume growth in Pressure-sensitive Materials.  Retail Branding and Information Solutions delivered another quarter of strong earnings growth, reflecting the successful execution of productivity initiatives across the business.

“We are maintaining our guidance for full-year adjusted earnings per share growth in the range of 8 to 19 percent, and remain committed to our disciplined strategy for capital allocation,” Scarborough added.  “I am confident that the consistent execution of our strategies for long-term value creation will continue to benefit our customers, employees, and shareholders.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “First Quarter 2014 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

First Quarter 2014 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation, product line exits, acquisitions and divestitures and, where applicable, the extra week in the fiscal year.  Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Pressure-sensitive Materials (PSM)

•

PSM segment sales increased approximately 6 percent.  Within the segment, Label and Packaging Materials sales increased mid-single digits.  Combined sales for Graphics, Reflective, and Performance Tapes also increased mid-single digits.

•

Operating margin increased 20 basis points to 9.8 percent as the benefit of productivity initiatives and higher volume was largely offset by higher employee-related expenses and other factors.  Adjusted operating margin was unchanged.

Retail Branding and Information Solutions (RBIS)

•	RBIS segment sales increased approximately 2 percent driven by increased demand from Europe-based retailers and brands.

•

Operating margin increased 50 basis points to 4.3 percent as the benefit of productivity initiatives and higher volume more than offset higher employee-related expenses and restructuring charges, as well as the impact of a prior year gain on sale of assets.  Adjusted operating margin improved 120 basis points.

Other

Share Repurchases

The company repurchased 1.2 million shares in the first quarter of 2014 at an aggregate cost of $59 million.

Discontinued Operations

On July 1, 2013, the company completed the sale of its OCP and DES businesses.

Income Taxes

The first quarter effective tax rate was 18 percent.  The adjusted tax rate for the first quarter was 33 percent.

Cost Reduction Actions

In the first quarter, the company realized approximately $10 million in savings from restructuring, and incurred restructuring costs of approximately $7 million. The company expects to incur cash restructuring costs of $45 million in 2014.

Outlook

In its supplemental presentation materials, “First Quarter 2014 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2014 financial results.  Based on the factors listed and other assumptions, the company expects 2014 earnings per share from continuing operations of $2.60 to $2.90.

Excluding an estimated $0.30 per share for restructuring costs and other items, the company expects adjusted (non-GAAP) earnings per share from continuing operations of $2.90 to $3.20.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) is a global leader in labeling and packaging materials and solutions. The company’s applications and technologies are an integral part of products used in every major market and industry. With operations in more than 50 countries and 26,000 employees worldwide, Avery Dennison serves customers with insights and innovations that help make brands more inspiring and the world more intelligent. Headquartered in Glendale, California, the company reported sales from continuing operations of $6.1 billion in 2013.  Learn more at www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of potential dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance, and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impact of economic conditions on underlying demand for our products; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2013 Form 10-K, filed on February 26, 2014 with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

David Frail (626) 304-2014

David.Frail@averydennison.com

Investor Relations:

Eric M. Leeds (626) 304-2029

investorcom@averydennison.com

First Quarter Financial Summary - Preliminary, unaudited
(in millions, except per share amounts)

	1Q	1Q	% Change vs. P/Y
	2014	2013	Reported	Organic (a)

Net sales, by segment:
Pressure-sensitive Materials	$1,143.5	$1,098.0	4%	6%
Retail Branding and Information Solutions	387.7	382.7	1%	2%
Vancive Medical Technologies	18.9	18.2	4%	2%
Total net sales	$1,550.1	$1,498.9	3%	5%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	1Q	1Q		% of Sales		1Q	1Q		% of Sales
	2014	2013	% Change	2014	2013	2014	2013	% Change	2014	2013
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$112.0	$104.9		9.8%	9.6%	$113.3	$108.5		9.9%	9.9%
Retail Branding and Information Solutions	16.6	14.6		4.3%	3.8%	22.6	17.6		5.8%	4.6%
Vancive Medical Technologies	(2.6)	(2.7)		-13.8%	-14.8%	(2.6)	(2.7)		-13.8%	-14.8%
Corporate expense	(22.8)	(23.5)				(22.8)	(22.6)
Total operating income before interest and taxes / operating margin	$103.2	$93.3	11%	6.7%	6.2%	$110.5	$100.8	10%	7.1%	6.7%

Interest expense	$15.4	$12.2				$15.4	$12.2

Income from continuing operations before taxes	$87.8	$81.1	8%	5.7%	5.4%	$95.1	$88.6	7%	6.1%	5.9%

Provision for income taxes	$16.2	$14.3				$31.4	$28.9

Net income from continuing operations	$71.6	$66.8	7%	4.6%	4.5%	$63.7	$59.7	7%	4.1%	4.0%

Loss from discontinued operations, net of tax	($0.4)	($9.0)	n/m	0.0%	-0.6%

Net income	$71.2	$57.8	23%	4.6%	3.9%

Net income (loss) per common share, assuming dilution:

Continuing operations	$0.73	$0.66	11%			$0.65	$0.59	10%

Discontinued operations	---	($0.09)	n/m

Total Company	$0.73	$0.57	28%

						2014	2013
Free Cash Flow from Continuing Operations (c)						($155.4)	($57.6)

(a)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures.
(b)	Excludes restructuring costs and other items (see accompanying schedules A-2 to A-4 for reconciliation to GAAP financial measures).
(c)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sale of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plans and charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, transaction costs).

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Mar. 29, 2014	Mar. 30, 2013
Net sales	$1,550.1	$1,498.9
Cost of products sold	1,142.9	1,097.2
Gross profit	407.2	401.7
Marketing, general & administrative expense	296.7	300.9
Interest expense	15.4	12.2
Other expense, net (1)	7.3	7.5
Income from continuing operations before taxes	87.8	81.1
Provision for income taxes	16.2	14.3
Income from continuing operations	71.6	66.8
Loss from discontinued operations, net of tax	(0.4)	(9.0)

Net income	$71.2	$57.8
Per share amounts:
Net income (loss) per common share, assuming dilution
Continuing operations	$0.73	$0.66
Discontinued operations	---	(0.09)
Net income per common share, assuming dilution	$0.73	$0.57
Average common shares outstanding, assuming dilution	98.0	101.5

(1)	“Other expense, net” for the first quarter of 2014 includes severance and related costs of $7 and asset impairment charges of $.3.

“Other expense, net” for the first quarter of 2013 includes severance and related costs of $6.8, asset impairment charges of $1.3, and certain transaction costs of $.7, partially offset by gain on sale of assets of $1.3.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

We report financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that supplemental non-GAAP financial measures provide information that is useful to the assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying business, as well as to facilitate comparison to the results of competitors for a single period. While some of the items excluded from GAAP financial measures may recur, they tend to be disparate in amount, frequency, and timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the fiscal year.

Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Adjusted tax rate refers to the anticipated full year GAAP tax rate adjusted for certain events.

Adjusted net income refers to reported net income adjusted for tax-effected restructuring costs and other items.

Adjusted EPS refers to as reported net income per common share, assuming dilution, adjusted for tax-effected restructuring costs and other items.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sale of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plans and charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, transaction costs).

The reconciliations set forth below and in the accompanying presentation are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-3

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended
	Mar. 29, 2014	Mar. 30, 2013
Reconciliation of Operating Margins:
Net sales	$1,550.1	$1,498.9
Income from continuing operations before taxes	$87.8	$81.1
Income from continuing operations before taxes as a percentage of sales	5.7%	5.4%
Adjustment: Interest expense	$15.4	$12.2
Operating income from continuing operations before interest expense and taxes	$103.2	$93.3
Operating Margins	6.7%	6.2%

Income from continuing operations before taxes	$87.8	$81.1
Adjustments:
Restructuring costs:
Severance and related costs	7.0	6.8
Asset impairment charges	0.3	1.3
Other items (1)	---	(0.6)
Interest expense	15.4	12.2
Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$110.5	$100.8
Adjusted Operating Margins (non-GAAP)	7.1%	6.7%

Reconciliation of GAAP to Non-GAAP Net Income from Continuing Operations:
As reported net income from continuing operations	$71.6	$66.8
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	(7.9)	(7.1)
Adjusted Non-GAAP Net Income from Continuing Operations	$63.7	$59.7

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(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended

	Mar. 29, 2014	Mar. 30, 2013

Reconciliation of GAAP to Non-GAAP Net Income per Common Share from Continuing Operations:

As reported net income per common share from continuing operations, assuming dilution	$0.73	$0.66

Non-GAAP adjustments per common share, net of tax:

Restructuring costs and other items (2)	(0.08)	(0.07)

Adjusted Non-GAAP Net Income per Common Share from Continuing Operations, assuming dilution	$0.65	$0.59

Average common shares outstanding, assuming dilution	98.0	101.5

(1)                Includes gain on sale of assets and certain transaction costs.

(2)                Reflects the impact of the adjusted tax rate applied to results from continuing operations, as well as restructuring costs and other items, tax-effected at the adjusted tax rate.

	(UNAUDITED)

	Three Months Ended

	Mar. 29, 2014	Mar. 30, 2013

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash used in operating activities	$(108.0)	$(65.7)

Purchases of property, plant and equipment	(38.7)	(22.0)

Purchases of software and other deferred charges	(8.9)	(7.8)

Proceeds from sale of property, plant and equipment	0.1	0.9

Sale of investments, net	0.1	0.1

Plus: divestiture-related payments and free cash outflow from discontinued operations	---	36.9

Free Cash Flow - Continuing Operations	$(155.4)	$(57.6)

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	First Quarter Ended

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2014	2013	2014 (1)	2013 (2)	2014	2013

Pressure-sensitive Materials	$1,143.5	$1,098.0	$112.0	$104.9	9.8%	9.6%
Retail Branding and Information Solutions	387.7	382.7	16.6	14.6	4.3%	3.8%
Vancive Medical Technologies	18.9	18.2	(2.6)	(2.7)	(13.8%)	(14.8%)
Corporate Expense	N/A	N/A	(22.8)	(23.5)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,550.1	$1,498.9	$103.2	$93.3	6.7%	6.2%

(1) Operating income for the first quarter of 2014 includes severance and related costs of $7 and asset impairment charges of $.3. Of the total $7.3, the Pressure-sensitive Materials segment recorded $1.3, and the Retail Branding and Information Solutions segment recorded $6.

(2) Operating income for the first quarter of 2013 includes severance and related costs of $6.8, asset impairment charges of $1.3, and certain transaction costs of $.7, partially offset by gain on sale of assets of $1.3. Of the total $7.5, the Pressure-sensitive Materials segment recorded $3.6, the Retail Branding and Information Solutions segment recorded $3, and Corporate recorded $.9.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	First Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2014	2013	2014	2013
Pressure-sensitive Materials
Operating income and margins, as reported	$112.0	$104.9	9.8%	9.6%
Adjustments:
Restructuring costs:
Severance and related costs	1.3	2.6	0.1%	0.2%
Asset impairment charges	---	1.0	---	0.1%
Adjusted operating income and margins (non-GAAP)	$113.3	$108.5	9.9%	9.9%

Retail Branding and Information Solutions
Operating income and margins, as reported	$16.6	$14.6	4.3%	3.8%
Adjustments:
Restructuring costs:
Severance and related costs	5.7	4.0	1.5%	1.0%
Asset impairment charges	0.3	0.3	---	0.1%
Gain on sale of assets	---	(1.3)	---	(0.3%	)
Adjusted operating income and margins (non-GAAP)	$22.6	$17.6	5.8%	4.6%

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)
ASSETS	Mar. 29, 2014	Mar. 30, 2013

Current assets:
Cash and cash equivalents	$205.1	$207.7
Trade accounts receivable, net	1,086.2	988.7
Inventories, net	547.6	516.3
Assets held for sale	1.3	551.5
Other current assets	232.8	249.6

Total current assets	2,073.0	2,513.8

Property, plant and equipment, net	919.0	939.5
Goodwill	760.0	756.9
Other intangibles resulting from business acquisitions, net	89.7	117.0
Non-current deferred income taxes	261.6	343.4
Other assets	488.0	467.0

	$4,591.3	$5,137.6

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$167.9	$655.4
Accounts payable	887.3	813.2
Liabilities held for sale	---	139.9
Other current liabilities	485.3	517.7

Total current liabilities	1,540.5	2,126.2

Long-term debt and capital leases	950.4	702.0
Other long-term liabilities	605.4	735.7
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	803.9	792.3
Retained earnings	2,051.8	1,933.9
Accumulated other comprehensive loss	(277.8)	(291.3)
Treasury stock at cost	(1,207.0)	(985.3)

Total shareholders’ equity	1,495.0	1,573.7

	$4,591.3	$5,137.6

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)
	Three Months Ended

	Mar. 29, 2014	Mar. 30, 2013

Operating Activities:
Net income	$71.2	$57.8

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	33.6	35.0
Amortization	16.4	16.5
Provision for doubtful accounts and sales returns	7.3	5.5
Net loss from asset impairments and sale/disposal of assets	0.8	0.4
Stock-based compensation	6.0	9.2
Other non-cash expense and loss	11.8	14.7
Changes in assets and liabilities and other adjustments	(255.1)	(204.8)

Net cash used in operating activities	(108.0)	(65.7)

Investing Activities:
Purchases of property, plant and equipment	(38.7)	(22.0)
Purchases of software and other deferred charges	(8.9)	(7.8)
Proceeds from sale of property, plant and equipment	0.1	0.9
Sale of investments, net	0.1	0.1

Net cash used in investing activities	(47.4)	(28.8)

Financing Activities:
Net increase in borrowings (maturities of 90 days or less)	90.4	135.1
Payments of debt (maturities longer than 90 days)	(0.4)	(0.3)
Dividends paid	(27.8)	(27.1)
Share repurchases	(59.2)	(61.8)
Proceeds from exercise of stock options, net	12.5	26.4
Other	(3.2)	(6.2)

Net cash provided by financing activities	12.3	66.1

Effect of foreign currency translation on cash balances	(3.4)	0.7

Decrease in cash and cash equivalents	(146.5)	(27.7)
Cash and cash equivalents, beginning of year	351.6	235.4
Cash and cash equivalents, end of period	$205.1	$207.7

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